                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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                          DEL GLOBAL TECHNOLOGIES CORP.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

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                                      -2-

                          DEL GLOBAL TECHNOLOGIES CORP.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 14, 2004

To the Stockholders:

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders  (the
"Meeting")  of DEL  GLOBAL  TECHNOLOGIES  CORP.,  a New  York  corporation  (the
"Company"),  will be held at the  Hilton Rye Town,  located  at 699  Westchester
Avenue,  Rye Brook, NY 10573, on January 14, 2004 at 10:00 a.m., local time, for the following purposes:

            1.   To elect  eight (8)  members of the board of  directors  of the
                 Company (the "Board") to serve until the next annual meeting of stockholders  and until their successors have been duly elected and qualify;

            2.   To approve  Deloitte & Touche LLP as the Company's  independent auditors  for the  Company's  fiscal year ending July 31, 2004;
                 and

            3.   To  transact  such other  business  as may  properly be brought before the Meeting or any adjournment or postponement thereof.

These  proposals are more fully  described in the proxy  statement  accompanying this notice.  The  Company's  Board  recommends  that you vote FOR each of these proposals.  The Meeting may be postponed or canceled by action of the Board upon public  notice given prior to the time  previously  scheduled for the Meeting or adjourned by action of the chairman of the Meeting.  Only stockholders of record at the close of  business  on  November  25,  2003 are  entitled  to vote at the
Meeting.

All stockholders are cordially invited to attend the Meeting in person. However, to ensure your representation at the Meeting,  you are urged to mark, sign, date
and  return  the   enclosed   proxy  card  as   promptly   as  possible  in  the
postage-prepaid  envelope  enclosed.  Any stockholder  attending the Meeting may vote in person even if such  stockholder  has  returned a proxy,  as long as the shares are held in the  stockholder's  name or the brokerage firm, bank or other holder of record acting as the stockholder's  nominee confirms the stockholder's ownership  in writing.  A list of  stockholders  entitled to vote at the Meeting will be available for inspection at our offices.

If  you  have  any  further  questions  concerning  the  Meeting  or  any of the proposals, please contact Thomas V. Gilboy at (914) 686-3600.

                                    By Order of the Board of Directors

                                    ------------------------------
                                    Thomas V. Gilboy
                                    Chief Financial Officer and Secretary

Valhalla, New York
Dated: December 1, 2003

                          DEL GLOBAL TECHNOLOGIES CORP.
                                ONE COMMERCE PARK
                               VALHALLA, NY 10595
                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 14, 2004
                                ----------------

                                  INTRODUCTION

            This Proxy Statement is being furnished to stockholders by the Board of Directors  of DEL GLOBAL  TECHNOLOGIES  CORP.,  a New York  corporation  (the
"Company"),   in  connection  with  the  solicitation  of  the  proxies  in  the accompanying  form for use at the 2004  Annual  Meeting of  Stockholders  of the
Company (the  "Meeting") to be held on January 14, 2004, at the Hilton Rye Town, located at 699 Westchester  Avenue,  Rye Brook,  NY 10573, at 10:00 a.m.,  local time, or at any adjournment or postponement thereof.

            The  date  of  this  Proxy   Statement  is  December  1,  2003,  the
approximate  date on which this Proxy  Statement  and the  accompanying  form of proxy were first sent or given to stockholders.

                               GENERAL INFORMATION

            PLACE AND TIME.  The  Meeting  will be held at the  Hilton Rye Town, located at 699 Westchester  Avenue,  Rye Brook, NY 10573, on Wednesday,  January
14, 2004, at 10:00 a.m. local time.

            RECORD DATE AND VOTING.  The Board of  Directors  fixed the close of business on Tuesday,  November 25, 2003, as the record date (the "Record  Date")
for the  determination of holders of outstanding  shares of the Company entitled to  notice  of and to  vote  on  all  matters  presented  at the  Meeting.  Such stockholders  will be  entitled  to one vote for each share held on each  matter submitted to a vote at the Meeting.  On the Record Date,  there were  10,332,548 shares of the  Company's  Common  Stock,  $.10 par value per share (the  "Common
Stock"),  issued and outstanding,  each of which is entitled to one vote on each matter to be voted upon. Stockholders may vote in person or by proxy.

            PURPOSES  OF THE  MEETING.  The  purposes of the Meeting are to vote upon (i) the  election of eight (8)  directors  for the ensuing  year,  (ii) the approval of Deloitte & Touche LLP as the Company's  independent auditors for the fiscal year ending July 31, 2004;  and (iii) such other business as may properly be brought before the Meeting and any adjournment or postponement thereof.

            QUORUM.  The required  quorum for the transaction of business at the
Meeting is a majority  of the votes  eligible to be cast by holders of shares of
Common Stock issued and  outstanding  on the Record Date.  Shares that are voted

"FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the
Meeting for  purposes of  establishing  a quorum and are also  treated as shares entitled to vote at the Meeting (the "Votes Cast") with respect to such matter.

            ABSTENTIONS AND BROKER NON-VOTES.  Broker "non-votes" and the shares of Common Stock as to which a stockholder  abstains are included for purposes of determining  whether a quorum of shares of Common Stock is present at a meeting.
A broker "non-vote" occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have  discretionary  voting  power  with  respect  to that  item and has not received  instructions from the beneficial owner. Neither broker "non-votes" nor abstentions are included in the tabulation of the voting results on the election of directors or issues requiring  approval of a majority of the Votes Cast, such as approval of our independent  auditors,  and, therefore,  they do not have the effect of votes in opposition in such tabulations.

            VOTING OF PROXIES.  The Board of  Directors of the Company is asking for your proxy.  Giving the Board of Directors your proxy means you authorize it to vote your shares at the  Meeting in the manner you  direct.  You may vote for all, some or none of the director nominees. You may also vote for or against the other proposals or abstain from voting.  All valid proxies received prior to the
Meeting  will be voted.  All shares  represented  by a proxy will be voted,  and where a stockholder specifies by means of the proxy a choice with respect to any matter  to be acted  upon,  the  shares  will be voted  in  accordance  with the specification  so made. If no choice is indicated on the proxy,  the shares will be voted FOR the Company's eight (8) director nominees, FOR approval of Deloitte
& Touche LLP as the Company's  independent  public  accountants and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Meeting.  A stockholder giving a proxy has the power to revoke  his or her  proxy,  at any  time  prior  to the  time  it is  voted,  by delivering to the Secretary of the Company a written instrument that revokes the proxy or a validly executed proxy with a later date, or by attending the Meeting and voting in person. The directors  receiving a plurality of Votes Cast will be elected to fill the seats of our Board of Directors.  For the other  proposal to be approved,  we require the  favorable  vote of a majority of Votes Cast. As of the Record Date,  there were  10,332,548  shares of the  Company's  Common Stock issued and  outstanding.  The form of proxy  accompanying  this Proxy  Statement confers  discretionary  authority  upon the named  proxyholders  with respect to amendments or variations to the matters identified in the accompanying Notice of
Meeting and with respect to any other matters which may properly come before the
Meeting. As of the date of this Proxy Statement, management of the Company knows of no such amendment or variation or of any matters  expected to come before the
Meeting which are not referred to in the accompanying Notice of Annual Meeting.

            ATTENDANCE AT THE MEETING. Only holders of Common Stock, their proxy holders, and the Company's invited guests may attend the Meeting. If you wish to attend the Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo at the  Meeting.  For  example,  you could  bring an  account  statement showing that you beneficially  owned shares of Common Stock of the Company as of the Record Date as acceptable proof of ownership.

                                      -2-

            COSTS OF  SOLICITATION.  The Company  will bear the cost of printing and mailing  proxy  materials,  including the  reasonable  expenses of brokerage firms and others for  forwarding  the proxy  materials to  beneficial  owners of
Common Stock. In addition to solicitation by mail,  solicitation  may be made by certain directors,  officers and employees of the Company, or firms specializing in  solicitation;  and may be made in person or by  telephone or  telegraph.  No additional compensation will be paid to any director, officer or employee of the
Company for such solicitation.

            CERTAIN FINANCIAL  INFORMATION.  Please take note that the Company's
Annual  Report on Form 10-K for the fiscal year ended  August 2, 2003 (the "2003
Annual Report") (without exhibits) is enclosed with this Proxy Statement.

            ANY  STOCKHOLDER  OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF
THE 2003 ANNUAL REPORT,  INCLUDING THE COMPANY'S CERTIFIED FINANCIAL  STATEMENTS
AND ANY EXHIBITS,  AS FILED WITH THE  SECURITIES  AND EXCHANGE  COMMISSION  (THE
"COMMISSION"),  BY WRITING TO THE CORPORATE  SECRETARY,  DEL GLOBAL TECHNOLOGIES
CORP., ONE COMMERCE PARK, VALHALLA, NY 10595.

                                      -3-

                        PROPOSAL I--ELECTION OF DIRECTORS

NOMINEES

            The Board is presently comprised of eight (8) directors, five (5) of whom were elected at the Company's  Annual Meeting of  Stockholders  held on May
29,  2003 and three  (3) of whom were  appointed  by the Board of  Directors  on
November 20, 2003.  The Board of Directors  increased the size of the Board from five (5) to eight (8)  directors  on November 20, 2003 in order to allow for the appointment  of the three (3)  additional  directors  to assist the Company with
respect  to  its  efforts  to  increase   shareholder  value.  Unless  otherwise
specified,  all Proxies  received  will be voted in favor of the election of the persons  named  below as  directors  of the  Company.  Directors  elected at the
Meeting will serve until the next Annual Meeting of  Stockholders of the Company and until  their  successors  shall be duly  elected  and  qualify.  Each of the nominees  currently serves as a director of the Company.  The terms of office of the current  directors  expire at the Meeting and when their successors are duly elected  and  qualify.  The  Company  has no reason to  believe  that any of the nominees will be unable or unwilling to serve as a director, if elected.  Should any of the  nominees  not remain a  candidate  for  election  at the date of the
Meeting,  the  Proxies  will be voted in favor  of  those  nominees  who  remain candidates  and may be voted for  substitute  nominees  selected by the Board of
Directors.  The Board of  Directors  has no reason to believe  that any  nominee listed below will be unwilling or unable to serve as director of the Company.

INFORMATION WITH RESPECT OF NOMINEES

            The names and ages of each nominee for director of the Company, each of their  principal  occupations  at present and for the past five (5) years and certain other information about each of the nominees are set forth below:

                                             ALL OFFICES WITH
       NAME                        AGE       THE COMPANY(1)       DIRECTOR SINCE
       ----                        ---       --------------       --------------

David W. Wright                    45        Director                2003

Gerald  M. Czarnecki               63        Director                2003

Suzanne  M. Hopgood                54        Director and            2003
                                             Chairman of Board       2003

Wallace Barnes                     77        Director

Edgar J. Smith, Jr.                69        Director                2002

Walter F. Schneider                68        Director, President     2003
                                             and Chief
                                             Executive Officer

James R. Henderson                 45        Director                2003

Michael J. Cheshire                54        Director                2003

(1)         See also the  "Committee  Membership"  chart  included in this Proxy
Statement.

                                      -4-

            SUZANNE M.  HOPGOOD  joined the Board on June 3, 2003 and has served as  Chairman  since  October 8, 2003.  She has  served as the  President  of The
Hopgood  Group,  LLC, a provider of workout  consulting  and interim  management services,  since founding the company in 1985. From August 2000 to October 2001,
Ms. Hopgood served as President,  Chief  Executive  Officer and as a director of
Houlihan's  Restaurant  Group,  Inc., an operator of full service  casual dining restaurants. Ms. Hopgood was hired by Houlihan's at a time of financial distress to apply her expertise in crisis and turnaround management. After its operations were stabilized, control of Houlihan's was transferred to its secured lenders in
October 2001, at which time they  installed a new  management  team.  Houlihan's filed a voluntary  petition for Chapter 11 bankruptcy  on January 23, 2002,  was successfully reorganized and emerged from bankruptcy on October 1, 2002 with the equity sponsorship of the new management team and the secured lenders.  From May
1998 to May  2000,  Ms.  Hopgood  served  as  Chairman  of the  Board of  Furr's
Restaurant Group,  Inc.  ("Furr's"),  an operator of family-style  cafeteria and buffet restaurants formerly listed on the New York Stock Exchange ("NYSE").  She also served as Chief  Executive  Officer of Furr's from May 1998 to October 1998 and as a  director  from  May  1996  to May  2000.  Ms.  Hopgood  has  extensive experience in corporate  workouts,  turnarounds  and  restructuring.  She is the
President  of the  National  Association  of  Corporate  Directors,  Connecticut
Chapter.  The business address of Ms. Hopgood is c/o The Hopgood Group,  LLC, 44
Capitol Avenue, Suite 103A, Hartford, CT 06106.

            GERALD M. CZARNECKI  joined the Board on June 3, 2003. He has served as the Chairman of The Deltennium Corporation,  a privately held holding company
("Deltennium"),  since November 1995.  Deltennium  operates as a holding company for  various  operating  businesses  of which  Mr.  Czarnecki  is the  principal stockholder,  including Deltennium Capital,  Inc., a venture capital firm. Prior to forming Deltennium, Mr. Czarnecki had a broad career as a corporate executive including  serving as Chairman & CEO of Honfed Bank, a multi-billion  dollar bank;  President  of UNC Inc.,  a  manufacturing  and  services  company  in the
aviation   industry;   and  Senior  Vice   President  of  Human   Resources  and
Administration of IBM, the world's largest computer company.  Mr. Czarnecki is a frequent  speaker and seminar  leader on a broad range of  corporate  governance issues and serves on a number of corporate  boards. He has served as a member of the Board of  Directors  and  Chairman  of the  Audit  Committee  of State  Farm
Insurance Companies since 1998; serves as non-executive Chairman of Renaissance,
Inc.;  and serves as a member of the Board of Directors  and member of the Audit
Committee of ATM National,  Inc. He is a member of the Board of Directors of the
National Association of Corporate  Directors,  National Capital Area Chapter and
is a consultant to Board  Governance  Services,  Inc., a third party provider of advisory services to boards of directors.

            DAVID W.  WRIGHT  joined  the Board on June 3,  2003.  He has served since 1997 as the President of the general partner of Henry  Partners,  L.P. and
Matthew  Partners,  L.P.,  two private  investment  partnerships  that invest in securities  of publicly  traded  companies.  Mr.  Wright  served on the Board of
Directors of TAB Products Co., a document  management company formerly listed on the American Stock  Exchange,  from September 2001 until the sale of the company in October  2002.  Mr.  Wright  also served as a member of TAB  Products'  Audit
Committee,  Employee  Benefits  Committee and its Special  Committee,  which was formed to oversee the company's sale process.

                                      -5-

            WALLACE  BARNES  joined the Board on June 3, 2003.  He has served in various capacities including President, Chief Executive Officer, Chairman of the
Board  and   Non-Executive   Chairman  of  Barnes  Group  Inc.,  a   diversified
international   manufacturer   of  precision   components   and  assemblies  and
distributor of industrial  supplies listed on the NYSE, from 1954 to April 1995.
From 1971 to May 1996,  Mr. Barnes served as a director of Aetna Life & Casualty
Company,  a predecessor of Aetna Inc., a leading health care provider  listed on the NYSE.  From December 1988 to December 1998, he served as a director of Rohr,
Inc., an aerospace  supplier listed on the NYSE,  prior to its merger with B. F.
Goodrich  Company,  during which time he also served as Chairman of the Board of that company beginning in December 1994. From May 1983 to May 1998, he served as
a  director  of  Rogers   Corporation,   a   developer   and   manufacturer   of
high-performance specialty materials for the wireless communications,  computers and networking,  imaging,  transportation and consumer  industries listed on the
NYSE. He has also served as Chairman of the Board of Tradewind  Turbines,  Inc.,
an aircraft  maintenance and overhaul  company,  since December 1993. Mr. Barnes currently  dedicates  a  majority  of  his  time  serving  as  Chairman  of  the
Connecticut  Employment and Training Commission which is charged with overseeing and  improving  the  coordination  of all  education,  employment  and  training programs in  Connecticut.  Governor  John Rowland  appointed  Mr. Barnes to this position in February 1997.

            EDGAR J.  SMITH,  JR.  has been a member of the  Company's  Board of
Directors  since  December  2002.  He was Vice  President,  General  Counsel and
Secretary  of  Witco  Corporation  from  1998  until  his  retirement  in  1999.
Previously Mr. Smith had been Vice  President,  General Counsel and Secretary of
General  Signal  Corporation  (NYSE).  Mr. Smith is also a director of Tannehill
Industries,  Inc.,  a  manufacturer  of coal  feeding  equipment  as well as two not-for-profit  organizations,  the Hudson River Museum of  Westchester  and Pro
Arte Singers.

            WALTER  F.  SCHNEIDER  has been a member of the  Company's  Board of
Directors  since  November  20, 2003 and has served as our  President  and Chief
Executive  Officer since October 10, 2003. Prior to his appointment as President and Chief  Executive  Officer,  Mr.  Schneider  was  appointed  President of Del
Medical Systems Group and Villa Sistemi Medicali S.p.A. in April 2002, and prior to that date, he was the Senior Vice  President of Operations of the Del Medical
Systems  Group  from the time he joined us in 2000 to April  2002.  From 1985 to
1999,  he was  President  of the  Bennett  Division  of Thermo  Electron  Co., a
manufacturer of general purpose radiology equipment.

            JAMES  R.  HENDERSON  has been a member  of the  Company's  Board of
Directors  since  November 20, 2003.  Mr.  Henderson has served as President and
Chief Operating  Officer of WebFinancial  Corporation  ("WebFinancial"),  which, through its operating  subsidiaries,  operates in niche banking  markets,  since
November  2003  and as  Vice  President  of  Operations  of  WebFinancial  since
September  2000.  He has also served as a director of the WebBank  subsidiary of
WebFinancial  since March 2002 and a director and Chief Operating Officer of the
WebFinancial Holding Corporation  subsidiary of WebFinancial since January 2000.
Mr. Henderson has served as a Vice President of Steel Partners, Ltd. since March
2002. Mr. Henderson served as a Vice President of Steel Partners Services,  Ltd.
from August 1999 through  March 2002. He has also served as President of Gateway

                                      -6-

Industries,  Inc. since December  2001. Mr.  Henderson  served as a director and acting Chief Executive  Officer of ECC  International  Corp., a manufacturer and marketer of computer  controlled  simulators  for training  personnel to perform maintenance and operator procedures on military weapons,  from December 1999 and
July 2002, respectively, until September 2003. He has served as a director of SL
Industries,  Inc.  since  January  2002.  From January 2001 to August 2001,  Mr.
Henderson  served as  President  of MDM  Technologies,  Inc.,  a direct mail and marketing  company  that was  principally  controlled  by  WebFinancial's  Chief
Executive  Officer  and  Chairman.  From 1996 to July 1999,  Mr.  Henderson  was
employed in various  positions with Aydin Corporation which included a tenure as
President and Chief Operating  Officer from October 1998 to June 1999.  Prior to his  employment  with  Aydin  Corporation.  Mr.  Henderson  was  employed  as an executive with UNISYS Corporation, an e-business solutions provider.

            MICHAEL  J.  CHESHIRE  has been a member of the  Company's  Board of
Directors  since  November  20,  2003.  Mr.  Cheshire was the Chairman and Chief
Executive Officer of Gerber Scientific,  Inc., a leading manufacturer of CAD/CAM systems and supplies  focused on the apparel design and production,  sign-making and specialty graphics and ophthalmic lens productions industries from September
1998 to November 2001 and was its President and COO from February 1997 to August
1998. Prior to joining Gerber Scientific, Inc., Mr. Cheshire spent 21 years with the General Signal Corporation (NYSE), a $2 billion manufacturer of, among other products,  power supplies,  and was most recently  President of their electrical group.  Mr.  Cheshire  is a  director  and a member of the  Executive  and Audit
Committees of WESCO  International  Inc.  (NYSE).  Mr.  Cheshire has a degree in
Applied Physics.

            During the Company's  fiscal year ended August 2, 2003, the Board of
Directors held 26 regularly scheduled and special meetings.  During this period, all of the directors  attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of  Directors  and the total number of meetings held by all  committees of the Board of Directors on which each such director  served (during the periods  during which such director  served on such committee).

            The Company has three standing committees:  the Audit Committee (the
"Audit   Committee"),   the   Compensation   and  Stock  Option  Committee  (the
"Compensation  Committee"),  and the Nominating  and  Governance  Committee (the
"Nominating Committee"). Each of these committees has a written charter approved by the  Board  of  Directors.  A copy of each  charter  can be found  under  the
"Investor Relations" section of our website at www.delglobal.com.  Additionally, a copy of the  charter for the Audit  Committee  is attached as EXHIBIT B to the
Company's Proxy  Statement for the 2003 annual meeting of stockholders  filed on
April 29, 2003.

                                      -7-

            The members of the committees are identified in the following table.

                              COMMITTEE MEMBERSHIP

                                                                        NOMINATING
                                                   COMPENSATION            AND
                                                    AND STOCK           GOVERNANCE
         DIRECTOR             AUDIT COMMITTEE     OPTION COMMITTEE      COMMITTEE
         --------             ---------------     ----------------      ---------
     WALLACE BARNES                                     X                  X

     GERARD M. CZARNECKI         CHAIR                                     X

     SUZANNE M. HOPGOOD                                 X                CHAIR

     EDGAR J. SMITH, JR.           X                                       X

     DAVID W. WRIGHT               X                  CHAIR                X

            The Audit  Committee is  responsible  for  reviewing  the  financial information  which will be provided to stockholders  and others,  the systems of internal controls, which management and the Board of Directors have established, the performance and selection of independent  auditors,  and the Company's audit and financial reporting  processes.  The Audit Committee held 11 meetings during the last fiscal year. The Board of Directors has determined  that Mr.  Czarnecki is an "audit committee financial expert" as defined in Item 401(h) of Regulation
S-K.  Although the Company is currently not listed on any exchange,  each of Mr.
Czarnecki  and the other  members  of the  Audit  Committee  is an  "independent director"  as  defined  in Rule 4200 of the  Marketplace  Rules of the  National
Association of Securities Dealers, Inc.

            The basic responsibility of the Compensation  Committee is to review the performance  and development of management in achieving  corporate goals and objectives and to assure that the Company's  senior  executives are  compensated effectively  in a manner  consistent  with the Company's  strategy,  competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the  Compensation  Committee  oversees all of the  Company's  compensation, equity and employee  benefit plans and payments,  including the Company's Option
Plan (as defined herein).  This committee held 5 meetings during the last fiscal year. Although the Company is not listed on any exchange, each of the members of the Compensation  Committee is an "independent director" as defined in Rule 4200 of the  Marketplace  Rules of the National  Association  of Securities  Dealers,
Inc.,  and an "outside  director"  as defined in Section  162(m) of the Internal
Revenue Code of 1986, as amended (the "Internal Revenue Code").

            The Nominating Committee is responsible for recommending to the full
Board of  Directors  candidates  for  election to the Board of  Directors.  This committee held one meeting during the last fiscal year. The Nominating Committee considers nominees proposed by stockholders.  To recommend a prospective nominee for the Nominating  Committee's  consideration,  stockholders  should submit the candidate's name and qualifications to the corporate secretary in writing to the following address: Del Global Technologies Corp., One Commerce Park, Valhalla NY
10504,  Attn:  Thomas V. Gilboy with a copy to the Company's  General Counsel at

                                      -8-

the following address:  Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park
Avenue, New York, New York 10022, Attn: Steven Wolosky, Esq. Each member of this committee  is  an  "independent  director"  as  defined  in  Rule  4200  of  the
Marketplace Rules of the National Association of Securities Dealers, Inc.

            DIRECTOR COMPENSATION

            In June 2003,  based  upon the  recommendation  of the  Compensation
Committee,  the  Board of  Directors  adopted  changes  to the  cash and  equity compensation  to be paid to  non-employee  members of the Board of Directors and committees of the Board of Directors effective as of June 1, 2003. These changes were adopted in order to bring the compensation  packages of the Company's board members  more  in  line  with  compensation  paid  to  directors  of  comparable companies, to recognize the increased workload and responsibilities of the Board going  forward,  and to enable the Company to attract  qualified  directors when needed. The new Board compensation consists generally of the following:

            o    Each  non-employee  director will receive an annual retainer of
                 $16,000;

            o    Each  non-employee  director will receive an additional  fee of
                 $1,000 per each full length Board meeting attended (with lesser compensation for telephonic meetings,  at the discretion of the chair of the Board or committee, as applicable);

            o    Each  non-employee  member  of  each  standing  committee  will receive a fee of $500 per each  full-length  committee  meeting attended;  and $250 for  shorter  duration  committee  meetings attended;

            o    Chairs  of the  Board  and  the  various  standing  committees, excepting  the Audit  Committee,  will receive  double  meeting fees.  In  lieu  of the  foregoing,  the  Chair  of  the  Audit
                 Committee will receive an additional $1,000 per Audit Committee meeting;

            o    In  addition to the above  meeting  fees,  the  Chairman of the
                 Board receives $750 per each day other than Board meeting days, where he or she  spends  more than half of such day  working at the Company facilities; and

            o    Each non-employee member of the Board receives a one-time grant of 25,000 options to purchase the Company's Common Stock,  with an exercise price equal to the fair market value on the date of grant.

            From August 4, 2002  through May 29,  2003,  non-employee  directors were paid quarterly retainers, at a rate of $25,000 per annum for serving on the
Board of Directors. There were no options granted to non-employee directors from
August 4, 2002 through May 29, 2003,  except for the grant of 25,000  options to purchase the Company's  Common Stock,  with an exercise  price equal to the fair market value on the date of grant, to Mr. Edgar J. Smith, Jr.

                                      -9-

            RECOMMENDATION

            THE  COMPANY'S  BOARD  OF  DIRECTORS  RECOMMENDS  A VOTE  "FOR"  THE
ELECTION OF EACH OF THESE NOMINEES.

                                   MANAGEMENT

ADDITIONAL  EXECUTIVE  OFFICERS OF THE COMPANY WHO ARE NOT DIRECTORS OR DIRECTOR
NOMINEES

            THOMAS V.  GILBOY,  49, has served as our Chief  Financial  Officer,
Treasurer and Secretary  since February 28, 2001.  From 2000 to 2001, Mr. Gilboy was Chief  Financial  Officer of  Microwave  Power  Devices  Inc., a supplier of
signal   amplification   equipment   for   military  and   commercial   wireless
infrastructure  applications.  For the prior 3 years,  Mr.  Gilboy had  provided certain  consulting  services  (including  sometimes  acting as Chief  Financial
Officer) to troubled  public and private  companies,  including  Hanover Direct,
Inc., New Colt Holdings Inc., and  DeVlieg-Bullard  Corp. From 1996 to 1998, Mr.
Gilboy was Chief Financial  Officer of PureTec Corp., an international  plastics company.

            EDWARD  FERRIS,  46,  has  served  as  our  Senior  Vice  President,
Corporate and  Organization  Development  since July 2002.  From 1996 until July
2002,  he was  President  of Plus  Ultra,  Inc.,  consultants  in  business  and organizational strategy, and former consultants to us.

            DANIEL J. PISANO,  Jr., 56, has served as the President of Del Power
Conversion  Group since July 2001.  Prior to joining us, he was the President of
Dynamic  Marketing Corp. a provider of retail marketing  services.  From 1998 to
2000,  he was the  President  of Roper  Scientific,  Inc.,  a division  of Roper
Industries Inc. and a manufacturer of digital cameras.

                                      -10-

                 PROPOSAL 2 - -APPROVAL OF INDEPENDENT AUDITORS

            The Audit Committee selects our independent public  accountants.  At the Meeting,  the  stockholders are being asked to approve Deloitte & Touche LLP as our independent public accountants for the fiscal year ending July 31, 2004.

            If the  stockholders  do not  approve  Deloitte  & Touche LLP as the
Company's  independent  public  accountants  for the fiscal year ending July 31,
2004,  the Audit  Committee  will  consider the  selection of other  independent public  accountants  whose  appointment  for any period  subsequent  to the next annual  meeting  will be subject to the  stockholders  at that  meeting  for the fiscal year ended July 31, 2004.  Even if the  stockholders  approve  Deloitte &
Touche LLP, the Audit Committee,  in its discretion,  may direct the appointment of a  different  independent  accounting  firm for such fiscal year if the Audit
Committee  feels that such a change would be in our and our  stockholders'  best interests.

            It is  anticipated  that a  representative  of Deloitte & Touche LLP will  be  present  at the  Meeting.  Such  representative  will be  afforded  an opportunity to make a statement at the Meeting if he or she so desires and he or she will be  available to respond to  appropriate  questions  from  stockholders during the Meeting.

            AUDIT FEES

            The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte  Touche  Tohmatsu,  and their  respective  affiliates  (collectively
"Deloitte & Touche") for professional services rendered for (i) the audit of our annual  financial  statements  set forth in our 2003 Annual  Report and (ii) the reviews of the interim financial statements included in our Quarterly Reports on
Form 10-Q for that  fiscal  year were  $635,086.  The  aggregate  fees billed by
Deloitte & Touche for  professional  services  rendered for (i) the audit of our annual financial  statements set forth in our Annual Report on Form 10-K for the fiscal year ended August 3, 2002, and (ii) the reviews of the interim  financial statements  included in our Quarterly  Reports on Form 10-Q for that fiscal year were $668,000.

            AUDIT-RELATED FEES

            The aggregate fees billed by Deloitte & Touche LLP for Audit-Related services  for the fiscal  year ended  August 2, 2003 were  $137,000.  These fees related to reviews of a  preliminary  registration  statement  on Form S-1 and a subsequent  amendment  on Form S-1/A.  The  aggregate  fees billed by Deloitte &
Touche LLP for  Audit-Related  services for the fiscal year ended August 3, 2002 were $2,219,500. These fees related to restatements of certain July 28, 2001 and prior  financial  information,  prepared by previous  management,  including the pushback of certain adjustments to the prior periods.

            TAX FEES

            The aggregate  fees billed by Deloitte & Touche LLP for tax services for the fiscal year ended August 2, 2003 were $60,212. The aggregate fees billed by Deloitte & Touche LLP for tax  services  for the fiscal year ended  August 3,
2002 were $122,000. These fees relate to tax planning and consulting work.

                                      -11-

            ALL OTHER FEES

            There were no fees for other  professional  services rendered during the fiscal years ended August 2, 2003 or August 3, 2002.

            The Audit  Committee has advised us that it has determined  that the non-audit  services  rendered by Deloitte & Touche during our most recent fiscal year are compatible with maintaining the independence of such auditors.

            The affirmative vote of the majority of Votes Cast at the Meeting is required for the ratification of Deloitte & Touche as our independent public accountants.

            The Audit Committee recommends the approval of Deloitte & Touche LLP as the Company's  independent auditors for the fiscal year ending July 31, 2004.
Deloitte & Touche LLP is a member of the SEC  Practice  Section of the  American
Institute of Certified Public Accountants.

            RECOMMENDATION

            THE  COMPANY'S  BOARD  OF  DIRECTORS  RECOMMENDS  VOTING  "FOR"  THE
APPROVAL OF DELOITTE & TOUCHE LLP AS THE COMPANY'S  INDEPENDENT AUDITORS FOR THE
FISCAL YEAR ENDING JULY 31, 2004.

                              CORPORATE GOVERNANCE

            Our business,  property and affairs are managed by, or are under the direction  of,  the  Board  of  Directors  pursuant  to the  New  York  Business
Corporation Law and our by-laws and certificate of incorporation. Members of the
Board of Directors are kept informed of our business  through  discussions  with
Walter F.  Schneider,  our Chief Executive  Officer and President,  and with key
members  of  management,   by  reviewing  materials  provided  to  them  and  by
participating in meetings of the Board of Directors and its committees.

            The Company  maintains a  corporate  governance  page on its website which  includes key  information  about its  corporate  governance  initiatives, including  the  Company's  Corporate  Governance  Guidelines,  Code of  Business
Conduct and Ethics and charters for the  committees  of the Board of  Directors.
The corporate governance page can be found at www.delglobal.com,  by clicking on
"Investor Relations," and then "Corporate Governance."

            The  Company's   policies  and  practices  are  compliant  with  the
corporate  governance  requirements  of  the  Sarbanes-Oxley  Act of  2002.  The
Company's initiatives have included:

            o    The Board of Directors has adopted clear  corporate  governance policies;

            o    A majority of the board members are  independent of the Company and its management;

            o    All  members  of  the  standing  board   committees--the  Audit
                 Committee,  the  Compensation  Committee,  and  the  Nominating
                 Committee--are independent;

                                      -12-

            o    The  independent   members  of  the  Board  of  Directors  meet
                 regularly without the presence of management;

            o    The charters of the board  committees  clearly  establish their respective roles and responsibilities;

            o    The  Compensation  and Stock Option  Committee has  established stock ownership  recommendations  for all directors,  such that they own a  cumulative  total of at  least  $25,000  at cost of
                 Common Stock by December 31, 2004;

            o    The Company's employees have received training on, and affirmed the Company's Code of Business Conduct and Ethics;

            o    The Chairman of the  Company's  Audit  Committee  serves as the
                 Company's  Compliance  Officer and monitors a hotline available to all employees for reporting  business abuses,  including the anonymous  submission  of employee  complaints  on  accounting, internal controls, or auditing matters;

            o    The Company  has  adopted a code of ethics that  applies to its principal  executive  officer  and all  members of its  finance department,  including  the  principal  financial  officer  and principal accounting officer; and

            o    The Company has an outsourced  internal audit control  function that  maintains  critical  oversight  over the key areas of its business  and  financial  processes  and  controls,  and  meets regularly  with  the  Company's  Audit  Committee  without  the presence of management.

                                      -13-

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following  table sets forth  information  concerning  beneficial ownership  of Common  Stock of the Company  outstanding  at November 21, 2003 by each  person or entity  (including  any  "Group" as such term is used in Section
13(d)(3) of the  Securities  Exchange  Act of 1934,  as amended  (the  "Exchange
Act")),  known by the  Company  to be the  beneficial  owner of more  than  five percent of its  outstanding  Common  Stock.  The  percentage  ownership  of each beneficial  owner is based upon  10,332,548  shares of Common  Stock  issued and outstanding  as of the Record  Date,  plus  shares  issuable  upon  exercise  of options,  warrants or convertible  securities  (exercisable within 60 days after the Record  Date) that are held by such person or entity,  but not those held by any other  person or entity.  The  information  presented in this table is based upon  the most  recent  filings  with the  Commission  by such  persons  or upon information otherwise provided by such persons to the Company.  Unless otherwise indicated,  the  address  for  each  beneficial  holder  is One  Commerce  Park,
Valhalla, NY 10595.

    Name and address                 Amount and nature of
   of beneficial owner               beneficial ownership(1)         Percent of Class
   -------------------               -----------------------         ----------------
Benson Associates LLC                      1,159,163(2)                   11.2%
111 SW 5th, Suite 2130
Portland, OR  97204

Royce & Associates LLC                     1,100,110(3)               10.7%
1414 Avenue of the Americas
New York, NY  10019

Warren G. Lichtenstein                     1,832,162(4)                   17.7%
c/o Steel Partners II, L.P.
590 Madison Avenue, 32nd Floor
New York, NY  10022

Wellington Management Co. LLP                903,024(5)                    8.7%
75 State Street
Boston, MA  02109

Samuel P. Sporn                            1,166,666(6)                   11.3%(6)
c/o Schoengold & Sporn, P.C.
19 Fulton Street, Suite 406
New York, NY  10038

----------------------------------
(1)   Unless  otherwise  noted,  each  beneficial  owner  has  sole  voting  and investment power with respect to the shares shown as beneficially owned by him or it.

(2)   According  to  information  contained  in a Schedule  13G/A dated March 5,
      2003, Benson Associates,  LLC ("Benson"), an investment advisor registered under the  Investment  Advisors  Act of 1940  ("Investment  Act"),  is the
      beneficial  owner of  1,159,163  shares  of Common  Stock.  In its role as investment  advisor,  Benson  has sole  power to vote and  dispose  of the shares of Common Stock but disclaims  beneficial  ownership of such shares owned by it in a fiduciary capacity.

                                      -14-

(3)   According to  information  contained  in a Schedule 13G dated  February 4,
      2003, Royce & Associates,  LLC ("Royce"), an investment advisor registered under the Investment Act, is the beneficial  owner of 1,100,110  shares of
      Common Stock. In its role as investment  advisor,  Royce has sole power to vote the shares of Common Stock owned by Royce.

(4)   According to  information  contained in an amendment to Schedule 13D filed on a Schedule 13D/A dated October 16, 2003 filed jointly by Steel Partners
      II, L.P., a Delaware limited  partnership  ("Steel  Partners"),  Warren G.
      Lichtenstein,   and  WebFinancial  Corporation,   a  Delaware  corporation
      ("WebFinancial"),  (collectively,  the "Group"), the Group collectively is the  beneficial  owner of  1,832,162  shares of our  Common  Stock.  Steel
      Partners,  LLC, a Delaware limited liability  company  ("Partners LLC") is the  general  partner  of Steel  Partners.  Mr.  Lichtenstein  is the sole executive  officer and managing  member of Partners  LLC. By virtue of his positions with Steel Partners and Partners LLC, Mr.  Lichtenstein  has the
      sole power to vote and dispose of the 1,803,516 shares of our Common Stock owned by Steel Partners.  WebFinancial  has sole power to vote and dispose of 28,646 shares of our Common Stock.  Mr.  Lichtenstein is also the Chief
      Executive   Officer  and  director  of   WebFinancial   Corporation.   Mr.
      Lichtenstein  disclaims beneficial ownership of the 28,646 shares owned by
      WebFinancial.

(5)   According to  information  contained in a Schedule 13G dated  February 14,
      2003,  Wellington  Management Company,  LLP ("Wellington"),  an investment advisor  registered under the Investment Act, may be deemed the beneficial owner of  903,024  shares  of  Common  Stock of the  Company.  Clients  of
      Wellington  are the  owners of record of the  shares  held by  Wellington.
      Accordingly,  in its role as  investment  advisor,  Wellington  has shared power to vote as to  666,151  of our  Common  Stock  and  shared  power to dispose of all 903,024 of our Common Stock owned by Wellington.

(6)   According to public record,  as described  below,  Mr. Sporn  beneficially owns 1,166,666  shares.  However,  the Company believes that Mr. Sporn has sold all or a  significant  portion  of these  shares  and has not filed a report  of  such  sale  with  the  Commission.  According  to  information contained  in a Schedule 13D dated  January 21, 2003,  Schoengold & Sporn,
      P.C. ("Schoengold"),  a New York professional corporation,  engaged in the practice of law, may be deemed the  beneficial  owner of 833,333 shares of
      Common Stock.  Messrs.  Samuel P. Sporn,  Joel P. Laitman and  Christopher
      Lometti are attorneys with Schoengold.  None of Messrs.  Sporn, Laitman or
      Lometti  beneficially  own any shares or have individual  power to vote or dispose or direct the  disposition of the shares of our Common Stock owned by Schoengold.  Accordingly,  Schoengold has sole power to direct the vote and sole power to dispose or direct the  disposition  of the shares of our
      Common Stock owned by Schoengold.  The beneficial  ownership of Schoengold also  includes a warrant to purchase  333,333  shares of our Common Stock, which warrant is exercisable  upon the  effectiveness  of the Registration
      Statement on Form S-1.

                                      -15-

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

            The following  table sets forth  information  concerning  beneficial ownership of Common Stock of the Company outstanding at November 21, 2003 by (i)
each director (and director nominee); (ii) each executive officer of the Company
(as identified in the Summary Compensation table) and (iii) by all directors and executive  officers of the Company as a group. The percentage  ownership of each beneficial  owner is based upon  10,332,548  shares of Common  Stock  issued and outstanding  as of the Record  Date,  plus  shares  issuable  upon  exercise  of options,  warrants or convertible  securities  (exercisable within 60 days after the Record  Date) that are held by such person or entity,  but not those held by any other  person or entity.  The  information  presented in this table is based upon  the most  recent  filings  with the  Commission  by such  persons  or upon information otherwise provided by such persons to the Company.  Unless otherwise indicated,  the  address  for  each  beneficial  holder  is One  Commerce  Park,
Valhalla, NY 10595.

   NAME AND ADDRESS                 AMOUNT AND NATURE OF
  OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)       PERCENT OF CLASS(2)
  -------------------               -----------------------       -------------------

Samuel E. Park                           250,000(3)                      2.36%

Thomas V. Gilboy                          52,500(3)                        *

Edward Ferris                             25,000(3)                        *

Daniel J. Pisano, Jr.                     29,000(3)                        *

Walter F. Schneider                       91,000(3)                        *

David W. Wright                          459,250(3)(4)                   4.4%

Wallace Barnes                            16,250(3)                        *

Edgar J. Smith, Jr.                        6,250(3)                        *

Gerald  M. Czarnecki                      16,250(3)                        *

Suzanne  M. Hopgood                       10,250(3)                        *

James R. Henderson                         6,250(3)(5)                     *

Michael J. Cheshire                        6,250(3)                        *

All Directors and Named Executive        968,250(3)                      8.95%
Officers as a group
(12 persons)

----------------------------------
*Represents less than 1% of the outstanding shares of our Common Stock.

                                      -16-

(1)   Unless  otherwise  noted,  each  director and  executive  officer has sole
      voting  and  investment   power  with  respect  to  the  shares  shown  as
      beneficially owned by him.

(2)   Excludes the Common Stock  issuable  upon  exercise of warrants  issued to certain  stockholders  in  connection  with  settlement  of a class action lawsuit, registered pursuant to a registration statement on Form S-1 filed on February 12, 2003, which was not effective as of the date of this Proxy
      Statement.

(3)   Includes  shares  of our  Common  Stock  which  may be  acquired  upon the exercise of stock options which are presently  exercisable  or will become exercisable within 60 days of November 21, 2003 as follows: Samuel E. Park
      - 250,000,  Thomas V. Gilboy - 52,500,  Edward Ferris - 25,000,  Daniel J.
      Pisano,  Jr. - 29,000,  Walter F.  Schneider  - 91,000,  David W. Wright -
      6,250,  Wallace  Barnes - 6,250,  Edgar J. Smith,  Jr. - 6,250,  Gerald M.
      Czarnecki - 6,250,  Suzanne M. Hopgood - 6,250, James R. Henderson - 6,250
      and Michael Cheshire - 6,250.

(4)   Includes 92,000 shares owned directly by Matthew Partners,  L.P. ("Matthew
      Partners"),  and  owned  indirectly  by  Mr.  Wright.  Mr.  Wright  is the
      President  and  Managing  Member  of  Canine  Partners,   L.L.C.  ("Canine
      Partners"),  which is the general partner of Henry Investment  Trust, L.P.
      ("Henry  Trust"),  which is the general partner of Matthew  Partners.  Mr.
      Wright disclaims  beneficial  ownership of the securities owned by Matthew
      Partners,  except to the extent of his pecuniary  interest  therein.  Also includes  353,000 shares owned directly by Henry  Partners,  L.P.  ("Henry
      Partners"),  and  owned  indirectly  by  Mr.  Wright.  Mr.  Wright  is the
      President  and Managing  Member of Canine  Partners,  which is the general partner of Henry Trust which is the general partner of Henry Partners. Mr.
      Wright  disclaims  beneficial  ownership of the securities  owned by Henry
      Partners,  except to the extent of his pecuniary  interest  therein.  Also includes 8,000 shares of which Mr. Wright has direct beneficial ownership.

(5)   Mr.  Henderson is a Vice President of Steel  Partners,  Ltd., an entity of which Warren G. Lichtenstein is an affiliate by virtue of his ownership of
      Steel Partners, Ltd. directly and through Steel Partners II, L.P., and Mr.
      Henderson  is  also  the   President  and  Chief   Operating   Officer  of
      WebFinancial.   Mr.  Henderson  disclaims   beneficial  ownership  of  the
      1,832,162 shares of our Common Stock  collectively  owned by the Group and the 28,646 shares of our Common Stock owned by WebFinancial.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section  16(a) of the Exchange Act requires the  Company's  officers and directors,  and persons who own more than ten percent of a registered  class of the Company's equity  securities,  to file reports of ownership on Form 3 and changes in ownership  on Form 4 or Form 5 with the  Commission.  Such  officers, directors and 10%  stockholders are also required by Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

            Based  solely on its review of the copies of such forms  received by it, or written  representations  from  certain  reporting  persons,  the Company believes, during the fiscal year ended August 2, 2003, that there was compliance with all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders.

                                      -17-

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

            The following Summary Compensation Table sets forth the compensation of Walter Schneider, our Chief Executive Officer, and our other four most highly compensated  executive  officers  during our fiscal  years ended August 2, 2003,
August 3, 2002 and July 28, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                                                 LONG-TERM
                                                                 ANNUAL COMPENSATION                           COMPENSATION
                                                                 -------------------                           ------------
                                                                                                      SECURITIES        ALL OTHER
                                                                                  OTHER ANNUAL        UNDERLYING        COMPEN-
NAME AND PRINCIPAL POSITION      YEAR         SALARY ($)       BONUS ($)(1)    COMPENSATION ($)(2)      OPTIONS         SATION ($)
---------------------------      ----         ----------       ------------    -------------------      -------         ----------
Walter F. Schneider              2003         $234,810            $22,773                $19,140            -                -
Chief Executive Officer          2002          203,462             88,000                 12,253       36,000(5)             -
President, Medical Systems
 Group                           2001(11)      125,000             36,000                      -       60,000(12)            -

Thomas V. Gilboy                 2003          205,320             19,172                      -            -                -
Chief Financial Officer          2002          187,924             80,000                      -       15,000(5)             -
                                 2001(7)        72,346             15,000                      -       50,000(6)             -

Edward Ferris                    2003          201,156             21,404                 54,060(3)         -                -
Senior Vice President,
Corporate and
Organizational Development       2002(8)        11,638              6,667                  4,505            -                -

Samuel E. Park                   2003          370,092             18,754                 81,842(3)         -                -
Former Chief Executive Officer   2002          353,901            220,500                 64,425       50,000(5)             -
                                 2001(4)        80,769            $50,000                 13,703      250,000(6)             -

Daniel J. Pisano, Jr.            2003          228,467             12,000                      -            -                -
President, Power                 2002          227,758             88,000                      -       54,000(5)(9)          -
Conversion Group                 2001(10)        7,692              4,000                      -            -                -

                                      -18-

----------------------------------
(1)   The figures  reported in the bonus  column  represent  amounts  earned and accrued for each year.

(2)   The  amounts  in this  column  represent  payments  on behalf  of  Messrs.
      Schneider,  Park and Ferris  related to company  apartments for their use.
      Other than as disclosed herein, the aggregate amount of any perquisites or other personal benefits for any individual executive officer was less than
      $50,000 or 10% of the total annual salary and bonus for such officer,  and is therefore not included in the above table.

(3)   With regard to Messrs.  Park and Ferris,  fiscal year 2003 amounts include an apportionment of  reimbursements  of part of the calendar year 2003 tax liability  related to the use of the  company  apartments  of $32,045  and
      $21,328,  respectively.  Fiscal 2003  amounts  for Mr.  Park also  include premiums of $4,064 on life  insurance  the Company  paid on his behalf and payments on a leased vehicle of $10,200.

(4)   Mr.  Park was hired as Chief  Executive  Officer on May 1,  2001,  with an annual base salary of  $350,000.  Effective  October 10, 2003 Mr. Park was
      replaced by Mr. Schneider as Chief Executive Officer.

(5)   Consists of  nonqualified  stock options granted on October 17, 2001. Such stock options  become  exercisable  immediately  with an exercise price of
      $1.80. They are exercisable through October 16, 2011.

(6)   Consists  of  nonqualified  stock  options  granted  on  April  23,  2001, exercisable  25% on the date of grant and 25% each year thereafter with an exercise  price of $1.00,  which  options  expire on April 22, 2011 except with respect to Mr. Park. Mr. Park's options become exercisable 40% on the date of grant  and 20% each  year  thereafter  with an  exercise  price of
      $1.00. They are exercisable through April 22, 2011.

(7)   Mr. Gilboy was hired as Chief  Financial  Officer on February 27, 2001, at an annual base salary of $180,000.

(8)   Mr.   Ferris  was  hired  as  Senior   Vice   President,   Corporate   and
      Organizational  Development  on July 1, 2002 at an annual  base  salary of
      $200,000.

(9)   Consists of  nonqualified  stock options  granted on August 3, 2001.  Such stock  options  become  exercisable  in increments of 25% per year with an exercise price of $1.15. They are exercisable through August 2, 2011.

(10)  Mr. Pisano was hired as President, Power Conversion Group on July 11, 2001 at an annual base salary of $200,000.

(11)  Mr.  Schneider  was  hired on  September  18,  2000 and was  appointed  as
      President,  Medical  Systems Group on April 22, 2002,  with an annual base salary of $220,000. Effective October 10, 2003, Mr. Schneider became Chief
      Executive Officer.  The compensation for fiscal 2001 includes amounts paid to Mr.  Schneider prior to the time he became an executive  officer of the
      Company.

(12)  Consists of nonqualified stock options granted on September 19, 2000. Such options become  exercisable 25% each year with an exercise price of $8.63.
      They are exercisable through September 18, 2015.

            There were no option  grants in the fiscal year ended August 2, 2003 to any of the executive officers named in the Summary Compensation Table in this
Proxy Statement.

                                      -19-

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                              Number Of Securities               Value Of Unexercised
                             Shares                          Underlying Unexercised              In-The-Money Options
                            Acquired         Value          Options At Fiscal Year-End         At Fiscal Year-End ($)(1)
    Name                 On Exercise (#)   Realized ($)     --------------------------         -------------------------
    ----                 ---------------   ------------
                                                           Exercisable     Unexercisable    Exercisable        Unexercisable
                                                           -----------     -------------    -----------        -------------
Walter F. Schneider             -              -              78,500          17,500          $63,075            $15,625

Thomas V. Gilboy                -              -              52,500          12,500           53,625             15,625

Edward Ferris                   -              -              12,500          37,500                -                   -

Samuel E. Park                  -              -             250,000          50,000          272,500             62,500

Daniel J. Pisano, Jr.           -              -              29,000          25,000           29,300             27,500

------------------

(1)   Difference  between the fair market value of the  underlying  Common Stock
      ($2.00) and the exercise price for in-the-money options on August 2, 2003.

                      EQUITY COMPENSATION PLAN INFORMATION

            The following  table provides  information as of August 2, 2003 with respect to our  shares of Common  Stock  that may be issued  under our  existing equity compensation plans:

                                                                        (a)                                          (c)
                                                                        Number of               (b)                  Number of
                                                                        Securities to be        Weighted-            securities
                                                                        issued upon             average              remaining
                                                                        exercise of             exercise price       available for
                                                                        outstanding             of outstanding       future issuance
                                                                        options,                options,             under equity
                                                                        warrants                warrants             compensation
Plan Category                                                           and rights              and rights           plans(1)
-------------                                                           ----------              --------------       --------

EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS:

Stock Option Plan                                                        2,116,815               $3.12                  335,280

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS:

Warrants issued in connection with the acquisition of Villa(2)              50,000               $7.94                   None

Warrants granted for services rendered(3)                                   15,000               $7.69                   None

Warrants issued in settlement of class action lawsuit(4)                 1,000,000               $2.00                   None

(1)   Excludes securities reflected in column (a).

                                      -20-

(2)   Warrants  granted  to the former  majority  shareholder  of Villa  Sistemi
      Medicali  S.p.A.  ("Villa") in connection with our acquisition of Villa in
      December 1999. These warrants expire in December 2005.

(3)   Warrants  granted to  consultants  for  services  rendered in 1999.  These warrants expire in October 2004.

(4)   Pursuant to our past class action  settlement  with our  stockholders,  we issued  warrants  to  purchase  shares of our Common  Stock at an exercise price of $2.00 per share. The issuance of these warrants was pursuant to a court order issued in connection  with the  settlement of the class action lawsuit, and, therefore, was exempt from the registration  requirements of the  Securities  Act of 1933  pursuant to Section  3(a)(10)  thereof.  The warrants expire in March 2008.

            STOCK OPTION AND STOCK PURCHASE PLANS

            OUR STOCK OPTION PLAN

            We amended and  restated  our stock  option plan as of December  14,
2000 and we amended it on July 17, 2003 (as  amended,  the "Option  Plan").  The amendment in December 2000 provided that any options  expiring  while our shares are  suspended  from  trading on the NASDAQ  Stock  Market will be subject to an extension  of six  months  from the  earlier  of the date  trading  resumes on a nationally recognized exchange or the filing of our Form 10-K for the year ended
July 29, 2000. We have not filed and do not  contemplate  filing a Form 10-K for the fiscal year ended 2000.  Therefore,  for this  amendment of the Option Plan, the relevant  extension  will be six months from the  resumption of a listing or quoting for our common  stock on a nationally  recognized  stock  exchange.  The amendment in July 2003 provided that non-qualified stock options expire no later than ten (10) years from the date of grant.

            The  Option  Plan will  expire on  December  31,  2009  unless it is earlier  terminated.  The following summary of certain  provisions of the Option
Plan does not purport to be complete  and is subject to and is  qualified in its entirety by  reference to the actual text of the Option Plan, a copy of which is attached  as an  exhibit  to our  Annual  Report on Form 10-K for the year ended
August 3, 2002.  The  Option  Plan  provides  for the grant of  incentive  stock options and non-qualified  stock options to our executive  officers,  directors, employees and consultants.

            The Compensation  Committee administers the Option Plan. Among other things, the Compensation Committee:  (i) determines participants to whom options may be granted and the number of shares to be granted  pursuant to each  option, based upon the  recommendation of our chief executive  officer;  (ii) determines the terms and conditions of any option under the Option Plan,  including whether options shall be incentive  stock options,  within the meaning of Section 422 of the Internal  Revenue Code, or non-qualified  stock options;  (iii) may vary the vesting  schedule  of options;  and (iv) may  suspend,  terminate  or modify the
Option  Plan.  The Company  has  followed  the  practice  that any  Compensation
Committee  recommendations of awards,  options or compensation levels for senior executive  officers are approved by the entire Board,  excluding any  management directors.

            Under the Option  Plan,  incentive  stock  options  have an exercise price equal to their fair market value as of the grant date and,  unless earlier terminated,  are exercisable for a period of ten (10) years from the grant date.
Non-qualified  stock options may have an exercise price that is less than, equal to or more than the fair  market  value on the grant  date and,  unless  earlier terminated,  are  exercisable  for a period of up to ten (10)  years  from their grant date.

                                      -21-

            Subject to amendment by the Compensation Committee,  options granted under the Option Plan vest up to 25% on an annual basis,  beginning on the first anniversary of the grant date, and may vest up to 100% on the fourth anniversary of the grant date.

            The Option Plan  authorizes  the  issuance of options to purchase an aggregate  of  3,874,293  shares  of  our  Common  Stock,  as  adjusted  by  the
Compensation  Committee,  in its  discretion,  to reflect certain changes in our capitalization.  As of August 2,  2003,  an  aggregate  of 335,280  shares  were available  for issuance on options to be granted  under the Option  Plan.  As of
August 2, 2003,  options to  purchase  an  aggregate  of  2,116,815  shares were outstanding at an average  exercise price of $3.12 per share,  having a range of expiration  dates through  January 2017.  During the fiscal year ended August 2,
2003,  we  granted  options to  purchase  275,000  shares of Common  Stock at an average  exercise price of $2.81 per share.  During the fiscal year ended August
2,  2003,  no  options  were  exercised  and  148,246  options  expired  or were cancelled. To date, options to purchase 1,631,078 shares of Common Stock granted under the Option Plan have been exercised.

            As of November 18, 2003, we had granted options to purchase  300,000 shares of  Common  Stock to Samuel E.  Park,  65,000  shares of Common  Stock to
Thomas V. Gilboy,  50,000 shares to Edward Ferris, 54,000 shares of Common Stock to  Daniel J.  Pisano,  Jr.  and  96,000  shares  of  Common  Stock to Walter F.
Schneider, all at an average exercise price of $1.42 per share.

            The exercise price of options  granted under the Option Plan may, at the  discretion of the  Compensation  Committee,  be paid by the optionee in (i)
cash,  (ii) check,  (iii) shares of Common Stock owned for at least one year and valued at their fair market value as of the date of exercise of the option, (iv)
an executed  exercise notice together with  irrevocable  broker  instructions to sell the shares  subject to the option and deliver  promptly to us the  proceeds required to pay the option price,  (v) a combination  thereof or (vi) such other
consideration   (other  than  a  promissory  note  from  the  optionee)  as  the
Compensation  Committee may deem  appropriate.  Shares  underlying  options that expire or terminate for any reason  without  having been exercised in full shall become available for future grants.

            In the event we terminate  the  employment of an optionee for cause, the optionee's  unexercised  options will terminate as of such termination date.
In the event an  optionee  retires,  all  unexercised  options  granted  to such optionee  shall  immediately  vest in full and remain  exercisable in accordance with their terms,  or for five (5) years after the date such  optionee  retires, whichever  period is  shorter.  If a retiring  optionee  remains on our Board of
Directors  after  retirement,  then vested  non-qualified  stock  options may be exercised as long as the retired optionee remains a director and for a period of six (6) months thereafter, or for five (5) years after retirement,  whichever is longer.  Incentive stock options may only be exercised  within their  respective terms or for three (3) months after retirement, whichever is shorter.

            In the event of a termination  of employment by reason of disability or death,  then all unexercised  options held by the optionee shall  immediately vest and remain  exercisable in accordance  with their  respective  terms or for three (3) years following such termination, whichever is shorter.

                                      -22-

            In the event of termination of employment for any other reason,  all unexercised  options shall be deemed  cancelled,  except that any vested options shall be exercisable for the balance of their  respective  terms or for nine (9)
months of such  termination,  whichever is shorter.  The Compensation  Committee may, in its sole discretion,  establish different terms and conditions regarding the effect of a termination  of employment  under the Option Plan, to the extent permitted by applicable law.

            Upon the occurrence of a `change of control' (as defined below), any time periods  relating to the exercise of options shall be  accelerated  so that the options  immediately vest and become  exercisable in full. At such time, the
Compensation  Committee may offer an optionee the option to have us purchase the options  from  such  optionee  for an  amount  equal to the cash  that  could be realized  upon the exercise of the options.  A change of control shall have such meaning  as  determined  from  time to time by the  Compensation  Committee  and included in any option  agreement,  provided  that a change of control  shall be deemed to have  occurred  if: (i) there is a change in  beneficial  ownership of twenty  (20%)  percent or more of the voting  power of our  outstanding  capital stock, (ii) during any two consecutive  years,  individuals who at the beginning of such period were  directors  cease to  constitute  a majority of our Board of
Directors,  unless the election, or nomination for election by our stockholders, of the new directors was approved by at least  two-thirds of the directors  then in  office  who were  directors  at the  beginning  of such  period or (iii) our stockholders have approved (x) a consolidation or merger in which we are not the surviving  corporation  or  pursuant  to which our  shares  of Common  Stock are converted into cash,  stock or other property,  other than a merger in which our stockholders  have the same  ownership  percentage in the surviving  corporation after the merger, (y) the sale, lease or exchange or other transfer (in one or a series of  transactions)  of all or  substantially  all of our assets or (z) any plan or proposal for our liquidation or dissolution.

            Our Board of Directors or the Compensation Committee may at any time suspend,  terminate, modify or amend the Option Plan, subject to any stockholder approval required by applicable law. No suspension, termination, modification or amendment  of the Option  Plan may  adversely  affect the rights of an  optionee
without  the  optionee's  consent.  The  Compensation   Committee  may,  in  its
discretion,  amend the terms of any option as it deems advisable or to cancel or
annul  any  option  grant,  provided  that  no  such  amendment,   modification,
cancellation or annulment may, without consent of the optionee, adversely affect such optionee's  rights under the option.  The  Compensation  Committee may also convert any outstanding  incentive stock options to non-qualified stock options, require an optionee to forfeit any  unexercised  options,  any shares  purchased pursuant to an option or any gains realized by virtue of receiving an option, in the event an optionee competes with us.

                                      -23-

            EMPLOYEE BENEFIT PLANS

            DEFINED BENEFIT PLAN

            We have a defined  benefit  pension plan which  provides  retirement benefits  for some  employees.  The  executive  officers  named  in the  Summary
Compensation Table do not participate in the plan.

            Subsequent  to the fiscal year ended July 29, 2000,  our  management concluded that  violations of the Employee  Retirement  Income  Security Act, or
ERISA,  existed relating to this defined benefit plan. The violations related to excess  concentrations of our Common Stock in the plan assets. In July 2001, our management  decided to terminate this plan, subject to having available funds to finance the plan in accordance with rules and regulations related to terminating pension plans. This plan has not yet been terminated, but we expect to terminate this plan in calendar 2004.

            EMPLOYMENT AGREEMENTS

            EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS WITH CURRENT
            EXECUTIVE OFFICERS

            On October 28, 2002 we replaced  existing  agreements with Thomas V.
Gilboy,  Walter F.  Schneider,  Daniel J.  Pisano,  Jr.  and Edward  Ferris.  We
executed change of control agreements with each of them in the form of change of control  agreement  attached as an exhibit to our Annual Report on Form 10-K for the  fiscal  year  ended  August 3,  2002.  The  following  summary  of  certain provisions of the change of control  agreements  does not purport to be complete and is subject to and  qualified in its entirety by reference to the actual text of such agreements.  The terms of the change of control agreements provide that, in the event of a change in  control  that  results  in the  termination  of the executive's  employment,  we are obligated to pay to the executive two (2) times the sum of (i) the executive's base salary,  plus (ii) any bonus payable for the year  immediately  preceding the termination  (or if no bonus was declared,  the target bonus for the year of the termination), plus (iii) any amount credited to the executive as deferred  compensation for the year  immediately  preceding the termination.  In addition,  in the event of a termination  following a change of control,  we are  obligated  to pay to the  executive  an  amount  equal  to the executive's  unvested balances in our profit sharing plan and 401(k) plan. These change of  control  payments  are  conditioned  upon the  execution  of a mutual release of  claims,  and must be made as soon as  practicable  (but no more than five (5) days) following the executive's termination.

            Upon a change of control termination, we are obligated to pay to the executive an amount equal to the executive's unused vacation days and a pro-rata portion of the executive's accrued but unpaid target bonus for the year in which the termination occurs. In addition,  upon a change of control termination,  the executive  may  participate  in our  hospitalization,  group health  benefit and disability plans for eighteen (18) months from the date of the  termination.  If our plans do not allow such  participation,  we are  obligated to reimburse  the executive for the cost of equivalent coverage.

                                      -24-

            If the  payments to be received  by an  executive  under a change of control agreement,  together with any other perquisites or payments, are subject to excise taxes, we are obligated to make a gross-up  payment equal to the total amount of all taxes imposed on the change of control payments,  including income and excise taxes imposed on the gross-up payment.

            The  termination  of an  executive's  employment  shall be  deemed a change of control  termination  if such  employment  is  terminated by us within twenty-four (24) months after a change of control, or the executive  voluntarily terminates  his  employment,  within  twenty-four  (24)  months  of a change  of control, due to a decrease in the executive's salary,  bonus or benefits,  or if we have substantially changed the executive's duties, moved his work location by more than forty (40) miles or our principal  business has substantially changed.

            The  Company  amended  the change of control  agreement  with Walter
Schneider on October 10, 2003.  This amendment  provided that the appointment of
Mr. Schneider as President and Chief Executive  Officer of the Company shall not
be  deemed  a  substantial   change  in  Mr.  Schneider's   duties,   functions,
responsibilities or authorities for purposes of his change of control agreement.

            In the event the change of control  provisions  under these  various agreements were all triggered  (including Mr. Park's, as described  below),  the total  payments  required  could be in excess of $3.9 million.  We believe these agreements  are  important  to  ensure  the  continued  dedication  of  our  key employees.

            EMPLOYMENT AGREEMENT AND CHANGE-IN-CONTROL  ARRANGEMENTS WITH FORMER
            CHIEF EXECUTIVE OFFICER

            Mr.  Park  served  as the  Company's  Chief  Executive  Officer  and
President through October 10, 2003. During the fiscal year ended August 2, 2003,
Mr. Park was employed under an employment  agreement effective as of May 1, 2001
(the  "Park  Agreement"),  which  agreement  expires on April 30,  2004,  unless earlier  terminated by Mr. Park or the Company.  Pursuant to the Park Agreement,
Mr. Park served as our President and Chief  Executive  Officer at an annual base salary of $350,000, with certain yearly increases based on increases in the cost of living. In addition,  Mr. Park was entitled to receive an annual  performance bonus based upon target goals set by the Board of Directors.

            Mr. Park was also entitled to reimbursement  of reasonable  expenses and the use of a corporate  apartment  through the employment term. In addition, the Company had maintained a life insurance  policy, in an amount equal to three
(3)  times  Mr.  Park's  salary,  payable,  less any  amounts  paid by our group insurance  plan, to Mr. Park's estate or his designated  beneficiaries  upon his death.  The Park Agreement  also contains  confidentiality  and  non-competition provisions  with a restrictive  period of one (1) year following  termination of his employment agreement.

            Pursuant to the Park Agreement, if the Company terminates Mr. Park's employment for cause, as defined in the Park  Agreement,  or Mr. Park leaves his employment, the Company is to pay Mr. Park's salary through the end of the month in  which  such  termination  occurs.  If  the  Company  terminates  Mr.  Park's employment  other than for cause, Mr. Park is entitled to receive his salary and

                                      -25-

bonus for the remainder of his  employment  term. In all events of  termination, except by the Company other than for cause,  Mr. Park is entitled to receive his bonus for such year pro-rated for those months during which the Company employed him. In all events of  termination,  except by the Company other than for cause, the  Company  is  obligated  to  pay  Mr.  Park  all  amounts  in  his  deferred compensation account, plus accrued interest, dividends and gains.

            Upon a change of control, as defined in the Park Agreement,  (i) all outstanding  unexercised  options  held by Mr. Park shall  immediately  vest and become  exercisable  and (ii) the Company is obligated to pay Mr. Park an amount equal to three (3) times his then current  salary plus the annual bonus declared for the  immediately  preceding  year  (inclusive  of any  amounts  of  deferred compensation),  but in no event  shall such  payment be in an  aggregate  amount greater  than the  maximum  allowed  pursuant  to Section  280G of the  Internal
Revenue Code.

            The Board of Directors  elected at the Company's  annual  meeting of stockholders  held  on May  29,  2003  has  reviewed  the  "change  of  control"
provisions regarding payments totaling up to approximately  $1,800,000 under the employment  agreement  between  the Company  and Mr.  Park.  As a result of this review and based upon, among other things,  the advice of special  counsel,  the
Company's  Board of Directors  has  determined  that no  obligation to pay these amounts has been  triggered.  Prior to his departure from the Company on October
10, 2003, Mr. Park orally informed the Company that,  after reviewing the matter with his counsel,  he believes that the obligation to pay these amounts has been triggered.  On October 27, 2003,  the Company  received a letter from Mr. Park's counsel  demanding payment of certain sums and other  consideration  pursuant to the Company's  employment  agreement  with Mr. Park,  including  these change of control  payments.  On November 17, 2003, the Company filed a complaint  against
Mr. Park seeking a declaratory judgment that no change of control payment was or is due to Mr.  Park  and  that an  amendment  to the  Park  Agreement  regarding reimbursement of legal fees is invalid and unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Damien Park,  the son of Samuel E. Park,  a former  Chief  Executive
Officer of the Company,  is the  President  of the  Hibernian  Consulting  Group
("Hibernian").  Damien Park acted in a consulting capacity to the Company in the area of business  planning at the rate of $16,800 per month from July 2002 until
January 31, 2003,  during  which  period the Company  paid  Hibernian a total of
$130,200 for Damien  Park's  consulting  services.  Effective  February 3, 2003,
Damien Park  accepted a full-time  position  with the Company as the Director of
Corporate  Development and Planning.  Damien Park reported to Edward Ferris, and had an annual base salary of $125,000.  On September  30,  2003,  Damien  Park's
employment relationship with the Company was terminated and he has no continuing consulting relationship with the Company.

            STOCK  OPTION AND  COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER
PARTICIPATION

            At the  commencement  of the fiscal year ended  August 2, 2003,  the
Compensation  Committee of our Board of Directors was comprised of James Tiernan and Roger Winston.  Mr.  Winston  resigned in November 2002, and Edgar J. Smith,
Jr. was appointed to the  Compensation  Committee in December  2002. Mr. Tiernan

                                      -26-

resigned in April  2003,  and Steven N.  Wertheimer  and Glenda  Burkhardt  were appointed  to the  Compensation  Committee on April 9, 2003.  In June 2003,  the
Board reconstituted the Compensation  Committee to consist of David W. Wright as
Chairman,  Wallace Barnes and Suzanne M. Hopgood.  Presently,  the  Compensation
Committee consists of Messrs. Wright and Barnes and Ms. Hopgood. Except as noted
below,  none of these  individuals  was at any time during the fiscal year ended
August 2, 2003 or at any other time one of our officers or  employees.  Prior to the  resignation  of Mr.  Winston,  he also  served as  Chairman of our Board of
Directors.

            Ms. Hopgood also serves as the Chairman of the Board of the Company.

            None of our  executive  officers  serves as a member of the Board of
Directors or the  compensation  committee of any other entity,  which has one or more  executive  officers  serving  as a member  of our  Board of  Directors  or
Compensation Committee.

                   REPORT OF THE STOCK OPTION AND COMPENSATION
                       COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation  Committee of the Board of Directors  generally  determines our executive  compensation  policies.  At the commencement of the fiscal year ended
August 3, 2002,  the  Compensation  Committee was comprised of James Tiernan and
Roger Winston.  Mr. Winston  resigned in November 2002, and Edgar J. Smith,  Jr.
was  appointed to the  Compensation  Committee  in December  2002.  Mr.  Tiernan
resigned in April 2003,  and Steven N.  Wertheimer  and Glenda K. Burkhardt were appointed  to the  Compensation  Committee on April 9, 2003.  In June 2003,  the
Board  reconstituted  the  Compensation  Committee  to consist of Mr.  Wright as
Chairman, Mr. Barnes and Ms. Hopgood.  Presently,  the Compensation Committee is
comprised of Messrs.  Barnes and Wright and Ms.  Hopgood.  After  evaluating our performance  and the  performance of our executive  officers,  the  Compensation
Committee  recommended,  and the Board of Directors  subsequently  ratified, the fiscal 2003 year end bonus levels for the executive officers of the Company. The
Compensation  Committee,  as  reconstituted  in  June  2003,  is  bound  by  the employment  terms  entered  into by the  Company  with  employees  prior  to the appointment of such reconstituted  Compensation Committee.  Set forth below is a report  submitted  by the  Compensation  Committee  of the  Board  of  Directors
addressing our compensation policies for the fiscal year ended August 2, 2003 as they affected our executive officers.

COMPENSATION PHILOSOPHY

            The goals of the  executive  compensation  program  are to  attract, retain and award executive officers that contribute to our success. Compensation opportunities  are  aligned  with  our  business  objectives.  The  compensation programs are designed to motivate  executive  officers to meet annual  corporate objectives and performance goals and enhance long-term shareholder value.

                                      -27-

            Working  with  the  Company  in  designing  and   administering  the
executive  compensation  program, the Compensation  Committee strives to balance
short  and  long-term   incentive   objectives  and  use  prudent   judgment  in
establishing  objectives and performance  criteria,  evaluating  performance and determining  actual incentive awards.  The Compensation  Committee believes that stock  ownership  by  executive  officers is  beneficial  in aligning the common interests of management and stockholders to enhance shareholder value.

COMPONENTS OF EXECUTIVE COMPENSATION

            The three components of our executive  compensation program are base salary,  annual  bonus  and  stock  option  grants.  These  three  elements  are structured by the Compensation  Committee to cumulatively  provide our executive officers  with  levels  of total  compensation  consistent  with  our  executive compensation philosophy described above.

            Our  executive  salary  levels are  intended to be  consistent  with competitive  salary levels and job  responsibilities  of each executive.  Salary increases  reflect  competitive  and  economic  trends,  our  overall  financial performance and the performance of the individual executive.

RELATIONSHIP OF COMPANY PERFORMANCE TO EXECUTIVE COMPENSATION

            The  Compensation  Committee  takes  into  account  the  executives'
performance  in  special  projects  undertaken  during  the  past  fiscal  year, contribution  to  improvements  in our financial  situation,  development of new products,  marketing strategies,  manufacturing  efficiencies and other factors.
During  the last  year,  the  Compensation  Committee  focused  particularly  on
progress  with  respect  to  improvement  in  the  Company's   working   capital
management,  progress with respect to returning the Company to profitability and the  development  of a long-term  strategic plan for the Company that provides a platform for growth and a return to stockholders.

            Satisfaction of certain performance criteria (including  initiative, contribution  to  overall  corporate  performance  and  managerial  ability)  is evaluated  after informal  discussions  with other members of the Board and, for all of the executives other than the Chief Executive Officer,  after discussions with the Chief Executive Officer.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

            During the fiscal year ended  August 2, 2003,  Mr. Park was employed under an employment  agreement  which set forth the level of salary and bonus to which Mr. Park was entitled  for the fiscal year ended August 2, 2003.  Pursuant to the 2003 Senior Management  Incentive Plan discussed below, the amount of Mr.
Park's  annual  bonus  was  based  primarily  on the  Company's  achievement  of financial  targets  in its  operating  plan  and,  secondarily,  on  Mr.  Park's management  abilities in directing  the  Company's  progress with respect to its previously  announced legal,  regulatory and financial reporting matters as well as  continuing  to develop the Company's  business.  Pursuant to his  employment agreement,  his  bonus  was  based on  performance  targets  set by the Board of
Directors.

            Mr.  Park's  annual base salary for the fiscal year ended  August 2,
2003 was $370,092.  The Compensation  Committee  believes that Mr. Park's salary

                                      -28-

was reasonable. The Compensation Committee believes that Mr. Park's compensation level was consistent with competitive salary levels.

            Walter  Schneider  was  appointed  Chief  Executive  Officer  of the
Company on October 10, 2003 at an annual base salary of $275,000.

COMPENSATION OF EXECUTIVE OFFICERS

            In  addition  to  the  factors  mentioned  above,  the  Compensation
Committee's  general approach in setting  executive  officer  compensation is to seek to be competitive  with other companies in our industry and to get the best talent for the management  position.  In determining  bonuses,  the Compensation
Committee reviews the Company's performance as a whole as well as each executive officer's achievement.

            The Company  adopted a 2003 Senior  Management  Incentive Plan which included the Company's  Chief Executive  Officer.  The amount of bonus was based upon  achieving  certain EBITDA targets with 70% of the bonus based on achieving target financial  performance goals set by the Board and 30% being determined at the discretion of the Board. The target  performance  goals were not met for the fiscal year 2003 and bonuses were paid based solely upon the  achievement of, or the failure to achieve,  performance  goals  determined at the discretion of the
Board.  For fiscal  year 2004,  the bonus will be based  entirely  on  achieving certain operating income targets in the Company's fiscal year 2004 business plan less interest expense for such year.

            Stock  options are  awarded to the  executives  by the  Compensation
Committee.  In determining the size of option awards for a particular  executive officer,  the  Compensation  Committee  considers  the  amount of stock  options previously awarded to other executive officers in a like position, the amount of unexercised  stock  options  held by such  executive  in  addition  to the other compensation considerations discussed above.

            The  Compensation  Committee  feels  that  actions  taken  regarding executive  compensation  are appropriate in view of the individual and corporate performance.

            In the event  total  compensation  for any named  executive  officer exceeds the $1 million  threshold  at which tax  deductions  are  limited  under
Internal  Revenue Code Section 162(m),  the  Compensation  Committee  intends to balance tax deductibility of executive  compensation with its  responsibility to retain and motivate  executives with  competitive  compensation  programs.  As a result,  the  Compensation  Committee may take such actions as it deems to be in the best interests of the stockholders,  including:  (i) provide  non-deductible compensation above the $1 million threshold;  (ii) require deferral of a portion of the bonus or other  compensation  to a time when payment may be deductible by the Company;  and/or (iii) modify existing programs to qualify bonuses and other performance-based compensation to be exempt from the deduction limit.

                                      -29-

            The  information  contained  in  this  report  by  the  Compensation
Committee  shall  not be  deemed  to be  "soliciting  material"  or  "filed"  or incorporated by reference in future filings with the  Commission,  or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the
Company  specifically  incorporates  it by reference into a document filed under the Securities Act of 1933, as amended (the  "Securities  Act"), or the Exchange
Act.

                             David W. Wright (Chair)
                             Suzanne M. Hopgood
                             Wallace Barnes

PERFORMANCE GRAPH

            The following  graph  compares the yearly  percentage  change in the cumulative  shareholder  return on the Common Stock with The Nasdaq Market Index and the peer group index for the Standard  Industrial  Classification Code ("SIC
Code") 3844 for the period  commencing August 1, 1998 and ending August 2, 2003.
The peer group for SIC Code 3844  (X-Ray  Apparatus  and Tubes)  consists  of 10 companies and includes:  American  Science  Engineering  Inc.,  American  Shared
Hospital Services,  Fischer Imaging Corp.,  Hologic Inc., Invision  Technologies
Inc., Novoste Corp.,  Photoelectron Corp., Schick Technologies Inc. and Swissray
International Inc. The graph assumes that $100 was invested on August 1, 1998 in the  Common  Stock  and in  each  of  the  other  indices  and  assumes  monthly reinvestment of all dividends.

                                [GRAPHIC OMITTED]

                                      -30-

                                               ANNUAL RETURN PERCENTAGE
                                                               YEARS ENDING
COMPANY NAME / INDEX                     31JUL99         29JUL00         28JUL01          3AUG02         2AUG03
---------------------------------------------------------------------------------------------------------------
DEL GLOBAL TECHNOLOGIES CORP             -17.71            12.30         -83.46           108.64        -28.58
NASDAQ U.S. INDEX                         48.00            51.93         -45.53           -32.28         29.38
PEER GROUP                               -65.63            36.22           0.58           166.98        -13.04

                                         BASE                                      INDEXED RETURNS
                                         PERIOD                                     YEARS ENDING

COMPANY NAME / INDEX                     1AUG98         31JUL99         29JUL00         28JUL01          3AUG02         2AUG03
-------------------------------------------------------------------------------------------------------------------------------
DEL GLOBAL TECHNOLOGIES CORP               100           82.29           92.41            15.28          31.88           22.77
NASDAQ U.S. INDEX                          100          148.00          224.85           122.48          82.94          107.31
PEER GROUP                                 100           34.37           46.82            47.09         125.72          109.33

This  stock  price  performance  graph  shall not be  deemed  to be  "soliciting material" or "filed" or  incorporated  by  reference in future  filings with the
Commission, or subject to the  liabilities  of Section 18 of the  Exchange  Act, except to the extent that the Company specifically  incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

                             AUDIT COMMITTEE REPORT

The Audit Committee  operates pursuant to a written charter adopted by the Board of Directors,  which has been filed as EXHIBIT B to our Proxy  Statement for our
2003 annual meeting of stockholders filed on April 29, 2003 (the "Charter").

The role of the Audit  Committee  is to assist  the  Board of  Directors  in its oversight of our financial  reporting  process,  as more fully described in this proxy statement.  As set forth in the Charter, our management is responsible for the  preparation,  presentation and integrity of our financial  statements,  our
accounting  and  financial  reporting   principles  and  internal  controls  and
procedures   designed  to  assure  compliance  with  accounting   standards  and
applicable laws and  regulations.  Our independent  auditors are responsible for auditing  our  financial  statements  and  expressing  an  opinion  as to  their conformity with generally accepted accounting principles.

                                      -31-

In the performance of its oversight  function,  the Audit Committee has reviewed and  discussed  the audited  financial  statements  with the  management  of the
Company  and  has  discussed   matters  required  to  be  discussed  by  SAS  61
(Codification of Statements on Auditing Standards,  AU Section 380), as modified or  supplemented,  with Deloitte  &  Touche LLP, the  Company's  independent auditors  for the fiscal  year ended  August 2, 2003.  The Audit  Committee  has received the written  disclosures and the letter from Deloitte & Touche LLP, as required by the  Independence  Standards  Board Standard No. 1,  Independence
Discussions  with  Audit  Committees,  as  modified  or  supplemented,  and  has discussed  with Deloitte  &  Touche LLP the  independence  of Deloitte &
Touche LLP. The Audit Committee also considered  whether  Deloitte &  Touche
LLP's non-audit  services,  including tax planning and consulting are compatible with maintaining Deloitte & Touche LLP's independence.

Based upon the reports and discussions  described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter,  the Audit  Committee  recommended  to the Board of
Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended August 2, 2003 filed with the Commission.

           SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                           Gerald M. Czarnecki (Chair)
                           Edgar J. Smith, Jr.
                           David W. Wright

                                      -32-

                                  ANNUAL REPORT

            All  stockholders of record as of the Record Date have been sent, or are concurrently herewith being sent, a copy of the Company's 2003 Annual Report
(without exhibits) which contains certified financial  statements of the Company for the fiscal year ended August 2, 2003.

            ANY  STOCKHOLDER  OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF
THE COMPANY'S 2003 ANNUAL REPORT,  INCLUDING THE COMPANY'S  CERTIFIED  FINANCIAL
STATEMENTS  AND  ANY  EXHIBITS,  UPON  REQUEST,  BY  WRITING  TO  THE  CORPORATE
SECRETARY, DEL GLOBAL TECHNOLOGIES CORP., ONE COMMERCE PARK, VALHALLA, NY 10595.

STOCKHOLDER PROPOSALS

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

            Stockholder  proposals  that are  intended  to be  presented  at the
Company's 2005 annual meeting of stockholders must be received by the Company at the Company's principal executive office located at One Commerce Park, Valhalla,
NY 10595 no later  than  August  3,  2004 in order to be  included  in the proxy statement for that meeting.  Stockholders wishing to nominate directors or bring a proposal before the 2005 annual meeting of stockholders (but not include it in the Company's  proxy material) must provide written notice of such nomination or proposal to the attention of the corporate secretary,  no later than October 17,
2004.

DISCRETIONARY VOTING AUTHORITY

            On May 21,  1998,  the SEC adopted an  amendment  to Rule 14a-4,  as promulgated  under the Exchange Act. The amendment to Rule  14a-4(c)(1)  governs the Company's use of its discretionary  proxy voting authority with respect to a stockholder  proposal that is not addressed in the  Company's  proxy  statement.
This  amendment  provides  that if the  Company  does not  receive  notice  of a proposal at least 45 days prior to the first  anniversary of the date of mailing of the prior year's proxy  statement,  then the Company will be permitted to use its  discretionary  voting  authority  when the proposal is raised at the annual meeting,  without any discussion of the matter in the proxy statement.  The date by which such notice must be received by the Company for the 2005 annual meeting is October 17, 2004. If during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the Company mails its proxy  materials in order for the Company to be allowed to use its discretionary voting authority when the proposal is raised.

                                      -33-

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

            As of the  date of this  Proxy  Statement,  management  knows  of no matters  other  than  those  set  forth  herein  which  will  be  presented  for consideration  at the Meeting.  If any other  matters  properly  come before the
Meeting,  or  any  continuation  of  the  Meeting  pursuant  to  adjournment  or postponement  thereof,  it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas V. Gilboy
Chief Financial Officer and Secretary

December 1, 2003

                                      -34-

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          DEL GLOBAL TECHNOLOGIES CORP.

                     PROXY -- ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 14, 2004

            The undersigned,  a stockholder of Del Global  Technologies Corp., a
New York corporation  (the "Company"),  does hereby appoint Walter F. Schneider,
Thomas V.  Gilboy  and Mark A.  Koch and each of them  (with  full  power to act
alone),   the  true  and  lawful  attorneys  and  proxies  with  full  power  of substitution,  for and in the name, place and stead of the undersigned,  to vote all of the shares of Common Stock of the Company which the undersigned  would be
entitled  to  vote  if  personally   present  at  the  2004  Annual  Meeting  of
Stockholders  of the  Company to be held at the Hilton Rye Town,  located at 699
Westchester Avenue, Rye Brook, NY 10573 on January 14, 2004 at 10:00 a.m., local time, or at any adjournment or postponement thereof.

            The undersigned hereby revokes any proxy or proxies heretofore given and  acknowledges  receipt of a copy of the Notice of Annual  Meeting  and Proxy
Statement,  both dated  December  1, 2003,  and a copy of the  Company's  Annual
Report on Form 10-K for the fiscal year ended August 2, 2003.

            THIS PROXY WILL BE VOTED IN ACCORDANCE  WITH ANY  DIRECTIONS  HEREIN
GIVEN.  UNLESS  OTHERWISE  SPECIFIED,  THIS  PROXY  WILL BE VOTED  TO ELECT  THE
COMPANY'S  EIGHT (8) NOMINEES FOR DIRECTOR,  AND TO APPROVE OF DELOITTE & TOUCHE
LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE FOR PROPOSALS 1 AND 2

1.          ELECTION OF DIRECTORS:

            The election of the following nominees to the Board of Directors, to serve until the 2005 Annual Meeting of Stockholders  and until their  respective successors are elected and shall qualify:

WALLACE BARNES
MICHAEL J. CHESHIRE
GERALD M. CZARNECKI
JAMES R. HENDERSON
SUZANNE M. HOPGOOD
WALTER F. SCHNEIDER
EDWARD J. SMITH, JR.
DAVID W. WRIGHT

                        WITHHOLD AUTHORITY
FOR ALL                 TO VOTE FOR ALL
NOMINEES ___            NOMINEES ___                ____________________________

                                                    ____________________________

                                                    ____________________________
                                                    TO  WITHHOLD   AUTHORITY  TO
                                                    VOTE   FOR  ANY   INDIVIDUAL
                                                    NOMINEE(S),   PRINT  NAME(S)
                                                    ABOVE.

2.          TO  APPROVE  OF  DELOITTE  & TOUCHE  LLP AS THE  INDEPENDENT  PUBLIC
ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 2004:

            ______  FOR   _____  AGAINST    _____  ABSTAIN

3.          DISCRETIONARY AUTHORITY:

            In their  discretion,  the proxies are  authorized to vote upon such other and further business as may properly come before the meeting.

            THIS  PROXY  WILL  BE  VOTED  IN  ACCORDANCE   WITH  ANY  DIRECTIONS
HEREINBEFORE  GIVEN.  UNLESS  OTHERWISE  SPECIFIED,  THIS PROXY WILL BE VOTED TO
ELECT THE EIGHT (8)  NOMINEES  AS  DIRECTORS  AND TO APPROVE OF  DELOITTE  &
TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

            The  undersigned  hereby  revokes  any proxy or  proxies  heretofore given,  and ratifies and  confirms  all action the herein  named  attorneys  and proxies, or any of them, or their substitutes,  may lawfully take or cause to be taken by virtue hereof.

Dated _______________________, 200_

_____________________________ (L.S.)

_____________________________ (L.S.)

            Signature(s)

NOTE:  PLEASE  SIGN  EXACTLY AS YOUR NAME OR NAMES
APPEAR HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR,   TRUSTEE   OR   GUARDIAN,   PLEASE
INDICATE  THE  CAPACITY  IN  WHICH  SIGNING.  WHEN
SIGNING AS JOINT TENANTS, ALL PARTIES IN THE JOINT
TENANCY  MUST  SIGN.  WHEN A PROXY  IS  GIVEN BY A
CORPORATION,   IT  SHOULD  BE  SIGNED   WITH  FULL
CORPORATE NAME BY A DULY  AUTHORIZED  OFFICER WITH
THE CORPORATE SEAL AFFIXED.

      PLEASE MARK,  DATE, SIGN AND MAIL THIS PROXY
IN THE  ENVELOPE  PROVIDED  FOR THIS  PURPOSE.  NO
POSTAGE  IS  REQUIRED  IF  MAILED  IN  THE  UNITED
STATES.

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